Exhibit 99.2

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

Jaguar Global Growth Corporation I & GLAAM – Business Combination Call Transcript

Speakers

Dr. Ho Joon Lee – GLAAM – Founder

Dr. Orhan Ertughrul – GLAAM – Executive Managing Director, G-Smatt Europe

Gary Garrabrant – Jaguar Global Growth Corporation I – Chairman and CEO

Anthony Page, CFA – Jaguar Global Growth Corporation I – CFO

Jackie Keshner – Gateway Group – Investor Relations

PRESENTATION

Jackie Keshner – Gateway Group – External IR Advisor

Good morning, everyone, and thank you for participating in today’s conference call to discuss the proposed business combination between Jaguar Global Growth Corporation I and GLAAM, Co., Ltd.

Joining me today are Jaguar Global’s Chairman and CEO, Gary Garrabrant, and CFO, Anthony Page, as well as GLAAM’s founder, Dr. Ho Joon Lee, and the Executive Managing Director of GLAAM’s European division, G-Smatt Europe, Dr. Orhan Ertughrul.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

On today’s webcast, Jaguar Global has made available a slide presentation that will follow along with the presenters’ commentary. The presentation, as well as the Form 8-K containing the business combination agreement, will also be made available at the website of the U.S. Securities and Exchange Commission at www.sec.gov. The presentation is also available for download on Jaguar Global’s website at jaguarglobalgrowth.com and on the IR section of GLAAM’s website at www.glaam.co.kr/en/investment. Today’s call has been pre-recorded and will not include a question & answer session.

Before we begin, I want to remind everyone that this call may contain forward-looking statements including, but not limited to, Jaguar Global Growth Corporation I’s and GLAAM’s expectations or predictions on financial and business performance and conditions, as well as expectations or assumptions in connection with consummating the proposed business combination between the parties. This also includes, but is not limited to, the timing of development milestones, competitive and industry outlook, and the timing and completion of the business combination. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions and are not a guarantee of performance. I encourage you to read Jaguar Global Growth Corporation I’s filings with the U.S. Securities and Exchange Commission, including a copy of the presentation, which will include a discussion of the risks that can affect the proposed business combination, GLAAM’s business, and the business of the combined company after completion of the business combination.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

Jaguar Global and GLAAM are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Now, I would like to turn the call over to the CEO of Jaguar Global, Gary Garrabrant. Gary?

Gary Garrabrant – Jaguar Global Growth Corporation I – Chairman & CEO

Thank you, Jackie, and good morning, everyone. Terrific to be with you today. I will provide a brief overview of GLAAM and Jaguar Global, and discuss our proposed merger with a shared vision to lead the transformation of physical structures through digital experiences.

GLAAM is the exclusive manufacturer of G-Glass, the world’s first IT-enabled construction material that enhances asset values by transforming buildings into extraordinary digital media content delivery devices. G-Glass combines architectural glass with customizable, large-scale LED digital media display capabilities.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

GLAAM’s mission is turning buildings into media devices, as you will see on slide 6. The product allows buildings to be transformed into large digital art canvases, transmit real-time event broadcasts, and become interactive experiences through sensors and smartphone connectivity. To see G-Glass’s impressive capabilities in action, please watch the video we’ve made available in the IR section of GLAAM’s website.

[SLIDE 7]

Turning to slide 7, GLAAM is uniquely positioned at the intersection of transforming architectural glass and the growing importance of digital out-of-home media. As the world’s first architectural display product, G-Glass is the only material that combines four major elements: media functionality, nearly 100% transparency, immense customization capabilities, and building material-grade durability, reducing maintenance. As such, we believe GLAAM’s technology catalyzes the potential value creation of vertical structures of all kinds as modern media devices.

[SLIDE 8]

Slide 8 offers additional investment highlights. GLAAM is an established company with a proven, innovative product and strong market acceptance. GLAAM’s proprietary manufacturing and patent-protected technology is the result of 10+ years of development and over $185 million of investment. These factors, combined with hundreds of completed installations across multiple continents, create significant barriers

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

to entry. We believe the company is uniquely positioned to capitalize on a large and growing total addressable DOOH media market. GLAAM anticipates rapid and sustainable growth via a global pipeline of large and smaller installations in high-profile locations with prominent clients and partners.

[SLIDE 9]

Moving on to slide 9, our investment thesis for GLAAM is based upon the company’s financial track record, global presence and potential, strong pipeline, and significant revenue upside potential. We will review each of these factors in greater detail throughout the presentation, but I will provide an initial summary at this time.

GLAAM is an established company, with a history of strong revenue and profitability pre-COVID-19. As you will see in the upper left quadrant of this slide, GLAAM’s financial performance reflects headwinds from COVID-related lockdowns in Asia during 2020 and 2021, as construction projects were largely paused during this time. With that said, the company grew its annual revenue to $21 million in 2022, with a 3% EBITDA margin. In 2023, GLAAM is expected to reach $51 million in annual revenue with a 44% EBITDA margin, representing a demonstrable rebound of its growth trajectory.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

From a commercial perspective, the company has visibility to a strong pipeline of opportunities in 2023 and 2024. These span major installations in Korea, as well as the U.K., Europe, Canada, and the U.S. Drawing from GLAAM’s experience in Korea, the company estimates combined revenue potential exceeding $1 billion from its global target markets. We have included a map highlighting the company’s operational and commercial footprint in the lower left quadrant of the slide encompassing Asia, the Middle East, Europe and North America.

Lastly, we believe significant additional revenue can be generated by addressing the rapidly growing DOOH advertising market, which has an estimated value of $20 billion in 2023 and is projected to reach over $25 billion by ’25. We believe GLAAM is uniquely positioned to capture a meaningful share of this market.

[SLIDE 10]

Our Jaguar team has a 25-year history of investing and building companies in some of the most compelling growth markets globally. We are distinguished as a partner-centric investor, actively collaborating with our local operating partners. We have created substantial enterprise value in our companies, with several notable examples becoming successful public companies with our leadership. We have earned the reputation as a partner of choice in both developing and developed markets. Over the past 30+ years, we

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

have established relationships with a number of corporate and institutional leaders and prominent individuals, many of which have the potential to become GLAAM clients and partners.

As we illustrate on slide 10, our proposed merger with GLAAM represents a natural extension and application of Jaguar’s reputation and relationships. We expect our strategic partnership will propel GLAAM’s growth via decision-maker relationships catalyzing both prominent and scalable installation opportunities. We plan to leverage our unparalleled network and global reach in combination with GLAAM’s proven technology edge, mass production capability, and unique, game-changing product. We expect this powerful combination of Jaguar Global and GLAAM to propel an exciting new chapter of growth for GLAAM as a public company.

[SLIDE 11]

To review the transaction summary on slide 11, our combined company will be renamed at a later date and is expected to remain listed on Nasdaq under a new ticker symbol. The combined company is expected to have an estimated pro-forma enterprise value of $309 million. We believe the transaction will result in zero debt, with approximately $200 million in net cash on the balance sheet to fund GLAAM’s growth objectives, assuming no redemptions. Evidencing their confidence in the company’s future, existing GLAAM

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

shareholders will roll over 100% of their existing equity holdings in the transaction. The business combination is currently targeted to close in the third quarter of this year, subject to regulatory and shareholder approvals.

We are privileged to support GLAAM’s mission to transform buildings into extraordinary media assets. We look forward to working in active collaboration with Ho Joon and his team to transform the already successful private company to an even more successful public company I will now turn the call over to GLAAM’s founder, Dr. Ho Joon Lee, to lead you through the business and growth potential in even greater detail. Ho Joon?

Dr. Ho Joon Lee – GLAAM – Founder

[SLIDE 12]

Thank you, Gary, and good morning, everybody. It’s great to be joining you today.

As Gary mentioned, GLAAM is the world’s first and only provider of architectural media glass. Our differentiated technology makes us well positioned to rapidly and effectively exploit this exciting, newly emerging architectural media market. We believe G-Glass will create immense value by bringing breathtaking DOOH media to previously inaccessible vertical real estate, and also unlocking the gate to many architectural digital media

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

applications. As the founder and the creator of G-Glass, I truly believe that the global expansion of G-Glass is an important page-turning event in the history of real estate and IT media. This is an historic opportunity for these two sizeable industries to make a seamless connection, and we are the ones who are making it happen.

[SLIDE 13]

So the question is… Real estate and IT media industries. What happens when these two major industries converge? What is the potential size of this market? Just by looking at the sheer amount of glass used by all the buildings around you, you can probably deduce that it is not going to be small. To put that into perspective, every year, global demand for architectural glass is staggering, at 128 billion square feet per year. Assuming just 0.1% penetration of that area, our total addressable market is $24 billion.

Turning to DOOH content delivery, even with the sub-standard, ill-suited architectural display solutions that we have been offered until now, this market has grown into a current estimated value of $20 billion and is expected to grow at over 12% per annum, according to PQ Media. I believe that the emergence of a much more architecturally adequate solution, like G-Glass, will significantly accelerate and expand this market further.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

But! That’s just the beginning. My colleague and GLAAM’s Executive Managing Director of G-Smatt Europe, Dr. Orhan Ertughrul – can you elaborate further, Orhan?

Dr. Orhan Ertughrul – GLAAM – Executive Managing Director, G-Smatt Europe

Thanks, Ho Joon.

We believe that the architectural media glass market is much like the broadband market in the early 2000s. Telecommunication companies had spent billions of dollars implementing Cable, Fiber and ADSL broadband networks. However, they’ve rapidly realized that broadband subscriptions would be the tip of the iceberg in terms of revenue, and it will be the “long-tail” of value-added services that would make much of their profit.

Later in 2007, this was the same model that Apple adopted with the iPhone. It was the Appstore and the tens of thousands of applications that made up the greater portion of Apple’s profit.

Both these models tied subscribers into the hardware through applications and made the product offerings “sticky,” lowering customer turnover. In the same way, if GLAAM can be the first mover in architectural value-added-services, we will embed customers firmly into our product offerings and enhance our margins.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

[SLIDE 14]

Moving to slide 14, we’re a mature technology company with proven products. GLAAM has over 450 projects worldwide, with more than 200 permanent architectural installations.

We’ve completed many stunning landmark projects, but some really stand out as being iconic:

•	The COEX exhibition center, 12,000 sqft in the middle of the Gangnam region of Seoul.

•	Nissan Crossing in the center of Tokyo.

•	Our recent Pier 17 implementation by Howard Hughes in New York.

However, maybe the jewel in our crown to date is the truly impressive 43,000 square foot implementation at the View Hospital in Qatar. Currently, this is in the process of being registered as the world’s largest transparent display screen.

With an additional $280 million in our pipeline, GLAAM is well positioned for growth. Let me hand over to Ho Joon to talk about our installed base on slide 15.

Dr. Ho Joon Lee – GLAAM – Founder

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

[SLIDE 15]

Thank you, Orhan. To date, we have done over 200 permanent installations around the globe showing that G-Glass is a proven product with global acceptance. However, when you examine this map on slide 15, you will see that most of our projects are concentrated in Asia and especially in Korea. This is clearly indicating that global penetration of G-Glass is very low across the globe, and there is so much opportunity going forward. It is my belief that if were able to do 140 projects in Korea, we should be able to do 10 times that in each of the US, Europe, the Middle East, and Asian markets.

I’ll invite Orhan to share some additional detail on this on slide 16.

Dr. Orhan Ertughrul – GLAAM – Executive Managing Director, G-Smatt Europe

[SLIDE 16]

We truly believe that we have a paradigm-breaking product, and so do our customers and partners, as we show on slide 16.

ANC recognize that we have a “first-of-its-kind” product, and as a leader in the audio visual market, they have an excellent perspective.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

Cushman and Wakefield, one of the largest commercial real estate developers, see our product as a “Game Changer” and have commented that it is a new way to sell vertical real estate space.

International prestige brands, such as Porsche, see the value in our glass, using it to, in their words, “enhance Porsche centers to make them more inviting for customers.”

Ho Joon can explain how we enhance stakeholder value.

Dr. Ho Joon Lee – GLAAM – Founder

[SLIDE 17]

Thank you, Orhan.

Turning to slide 17, G-Glass doesn’t just deliver value to GLAAM, but to all stakeholders, including both developers and owners. For owners, the operating costs associated with G-Glass over a 30-year span are expected to be less than 19% of those associated with traditional glass and LED bar combination alternatives. G-Glass thereby allows owners to achieve approximately 80% long-term cost savings on opex compared to alternative technology.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

For developers, our case study on the righthand side uses the example of a developer who made a net installation investment of $5.8 million. After the developer allowed various third parties to pay for usage and advertising, the display brought in $1.9 million in advertising and sponsor revenue in its first year. The G-Glass installation’s media rights were then sold for $7.3 million, resulting in total value creation of $3.4 million and an internal rate of return of over 45% for an 18-month investment period. Our success is a testament not only to the strength of our foundation and our G-Glass product, but also to the strength of our team, who I’ll briefly introduce to you on the next slide.

[SLIDE 18]

On slide 18, this is our management. You may notice that our team is not a typical traditional Korean style team. We have a good, diversified mix of Korean talents and international talents. From the very start, we’ve always envisioned G-Glass as a global product, so accordingly, we have built a global-minded team from various backgrounds and nationalities.

As Co-founder of GLAAM, I’ve had extensive experience in science, investment banking, and building venture companies. My co-founder, Houngki Kim, and GLAAM’s acting CEO and CFO, Keong Rae Kim, have played instrumental roles in our company’s evolution so far.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

Jaeyoung Choi and Sanmukh Bawa are outstanding architect engineers and have added significant technical expertise and knowledge to enhance our capabilities and product leadership, as Orhan has done. With our combined leadership and diverse backgrounds, we will continue to build GLAAM into a truly global company.

[SLIDE 19]

On slide 19, we’ve provided a quick quantitative summary of our footprint, track record, and capabilities. Just to highlight a few numbers:

•	We are the undisputed number 1 in this new category of product.

•	We have proven our product repeatedly, with over 200 installations.

•	Our estimated sales in 2023 is $51 million, with an EBITDA margin of 44%.

•	We have $440 million of annual sales manufacturing capacity.

Please, note that our estimated top-line performance for this year represents less than 12% of our manufacturing capacity, demonstrating our strong potential to continue increasing sales without a corresponding increase in capex.

[SLIDE 20/21]

Now to talk a little about manufacturing and operation.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

As you’ll see on slide 21, we have two factories: one based in Pyeongtaek, Korea and another in Tianjin, China. Both of them put together have manufacturing capacity of 1.4 million square feet of G-Glass per year, which is equivalent to $440 million capacity. Currently, these factories provide GLAAM with enough production capacity to significantly scale the business to address our growing project pipelines without further capex. To expand upon our competitive advantages and high entry barriers to entry, I’d like to turn the call back over to Orhan.

Dr. Orhan Ertughrul – GLAAM – Executive Managing Director, G-Smatt Europe

[SLIDE 22]

Thank you, Ho Joon.

We consider our product nearly impossible to compete against in the architectural space. The product is unique, with 24 patents covering both the media glass and its production.

Over 12 years and $185 million in development have gone into both the product and production line. Much of the machinery is proprietary and difficult to replicate.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

With scaled production facilities in two locations capable of producing over 1.4 million square feet of product per year, we have the production capacity to serve contracts in excess of 200,000 square feet.

Certifications are essential in the construction market; they take time to acquire, and they vary per market. GLAAM has spent several years acquiring a critical set of regional and internationally recognized product certifications, covering electrical, fire safety and construction materials.

It took 5-6 years to develop the process and machinery, 3 years to attain the certifications, and 5-6 years to build reference sites, leading to an approximate 10-15 year competitive lead over new market entrants.

Let me handover to Ho Joon to introduce our Customer and Partner network.

Dr. Ho Joon Lee – GLAAM – Founder

[SLIDE 23]

Thank you, Orhan.

Moving to slide 23, we really feel that we are doing something very special and extraordinary, and this is felt in the same way by our suppliers, partners, and customers.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

For example, during the early stages of our company, when our production volumes were tiny, OSRAM and Kommerling offered to custom develop LED chips and resin for our purpose, sharing our dream of turning buildings into media devices.

ANC, one of the top 5 AV integrators in the U.S., who are so knowledgeable with all sorts of display products, recognized the uniqueness of our product and quickly became our distribution partner in the US. LG Electronics, the de facto top global display manufacturer, once competed with us with their own architectural solution, but have now decided to become our distributor.

An increasing number of world class architectural design firms, like Chapman Taylor, Gensler, and ARUP, are starting to work with us to incorporate our product into their designs.

Even major experiential content creators, like Moment Factory, are now working with us to create that special spatial experience.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

Our collection of world-recognized logos in our hall of customers is growing.

[SLIDE 24/25]

On that front, I would like now to review our growth strategy and various strategic levers on which we aim to execute through and beyond 2023. GLAAM’s long-term growth strategy comprises multiple expansion avenues, as we’ve illustrated on slide 25. I will review each lever in greater detail over the next few slides.

[SLIDE 26]

Starting on slide 26, our first area of focus is converting our current pipeline: continuing to close and complete our existing opportunities and projects diligently, as well as expanding our existing relationships through identifying additional use cases for G-Glass. Building from the $21 million in revenue we generated in 2022, we expect our current “high probability” pipeline alone to contribute an additional $86 million over next 3 years, which underpins our significant near-term revenue visibility.

From where we sit today, we currently have 100 projects in the proposal phase and 14 projects in the near contract phase. From here, we have projects worth a combined $280 million in our qualified pipeline, meaning they have a defined prospective customer, location, and G-Glass usage. In total, the opportunities in which we are having ongoing discussions about amount to over $1 billion.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

Now, Orhan, will you take us through our second and third growth drivers on the next few slides?

Dr. Orhan Ertughrul – GLAAM – Executive Managing Director, G-Smatt Europe

[SLIDE 27]

The SLAM (Super Large Architectural Media) market is in its infancy, but we know from our experience in Europe that with a relatively modest marketing spend, we can generate SLAM sales. An initial $650K marketing spend in the UK resulted in a SLAM sale worth $12 million in product and installation revenue.

As we show on slide 27, a conservative estimate is that a marketing spend of $2 million over a three-year period would result in $10 million of revenue per market.

These SLAM implementations will become references for us and will drive regional demand. We believe that once we have implemented three SLAM sites, they could generate a minimum of 6 SLAM implementations per year, which has the potential to generate in excess of $72 million per year.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

[SLIDE 28]

Moving to slide 28, the Architectural Digital Media market is very difficult to break into, as there is a heavy requirement for reference sites. We’ve penetrated this market the hard way by creating small implementations and gradually working towards bigger and bigger installations of our technology.

Twelve years from our initial launch, we now have a significant number of reference sites, from small installations all the way up to 43,000 square feet.

We’re now being seen as a trusted potential partner for even bigger implementations, including both the “M” hotel project in Las Vegas, a 140,000 square foot implementation, and as a display technology for the Neom “Line,” an over 8,000,000 square foot implementation.

[SLIDE 29]

Whilst the SLAM projects are lucrative and represent the most impressive implementations of our technology, we don’t rely wholly upon them for our “bread-and-butter” revenue.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

As shown on slide 29, we have a range of product applications that are smaller, but that have much shorter sales cycles. These smooth out what would otherwise be a rather “lumpy” revenue model.

Applications include event implementations using our G-Tainer technology, handrails, showroom applications, and media walls, to name but a few.

However, there are additional opportunities with our G-Glass. Let me handover to Ho Joon to explain more.

Dr. Ho Joon Lee – GLAAM – Founder

[SLIDE 30]

Turning to slide 30, our fourth growth lever is to exploit digital content delivery opportunities.

Our reference installation at COEX in Korea showed that G-Glass can generate good advertising revenues at a very low maintenance cost.

The case study of Burj Khalifa in Dubai, using non-architectural LED bars, showed the world that you can generate very lucrative advertising revenue by using huge buildings as media. In fact, Burj Khalifa charges $70,000 for just 3 minutes of advertising on the screen. But not all is good. The use of a non-architectural LED bar solution results in low resolution and high maintenance costs for Burj Khalifa.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

We aim to capture the best of both of these examples. By using G-Glass on huge buildings, we expect to achieve lucrative advertising on huge media with high resolution and low maintenance cost. Imagine if you were a building owner and GLAAM approached you and said, “We will install a huge 200,000 square foot media façade on your building for free and even share 20% of the advertising revenues with you.” That would be a very tempting economics for the building owner. Looking at GLAAM’s side economics, it will incur $18 million initial capex, but GLAAM should be able to generate $10 million in revenues and recurring EBITDA of $7.4 million per year, even if we charge a modest $6,000 per day to five accounts.

We want to build out a global platform of these screens. If we manage to build out 100 screens, this platform could generate $1 billion in sales, with $750 million in recurring EBITDA. This kind of advertising platform would be unique.

[SLIDE 31/32]

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

Turning to our financial results and projections on slide 32, we believe that GLAAM has a strong foundation for rapid near-term growth. As Gary mentioned at the beginning of the call, the company is making a healthy recovery from the COVID headwinds that broadly stalled construction projects in 2020 and 2021. On the top line, GLAAM is projected to reach estimated revenues of $51 million and $71 million in 2023 and 2024, respectively.

We expect our gross margin to expand in conjunction with our revenue growth. We expect to generate a gross margin of 58% and 60% in 2023 and ’24, respectively, as the effects of operational leverage and economies of scale kick in with increasing volume. As such, we expect to improve our EBITDA profitability. After regaining core EBITDA profitability last year, we expect to reach $22 million and $34 million in EBITDA in 2023 and ’24, respectively, representing a 44% and 48% EBITDA margin.

[SLIDE 33]

To provide additional detail on our expected margin improvements, slide 33 illustrates the operational leverage we expect to experience over the next two years. As our production volumes grow within this period, we expect our average production cost per square foot to decrease significantly, from an estimated $283 in 2022 to an estimated $135 by 2024. With our material costs remaining low and relatively stable, we expect higher production volumes to result in an 80% improvement in our fixed costs and a 55% improvement in our labor costs as we increase our utilization.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

[SLIDE 34]

To complement our strong operating leverage, our existing business has proven profitable unit economics. As we examine our estimated 2023 project cost per square foot on slide 34, we sell G-Glass for $511 and generate a gross profit of $266 after our materials, installation, labor, and other fixed costs. After our $31 sales commission, this results in a profit of $235. As we further improve our fixed costs and operating leverage, we expect to continue to strengthen our profitable foundation.

I am proud of the strong infrastructure we have built at GLAAM. I have been blessed to lead a team at GLAAM who has sweated and toiled for over a decade to create this pivotal moment in history where two major industries, Real estate and IT Media, are making a remarkable combination through G-Glass.

Today is another special day, when we are announcing another special combination. A combination between Jaguar Global and GLAAM. When great technology meets great financial and industry partners, I expect great things will happen, and I believe we will be able to unlock additional growth opportunities in our expected business combination with Jaguar Global.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

For some closing remarks on our positioning and the proposed transaction details, I will now turn the call over to Tony Page, Jaguar Global Growth Corporation’s CFO. Tony?

Anthony Page - Jaguar Global Growth Corporation I – CFO

[SLIDE 35]

Thanks, Ho Joon. I will now wrap up with an overview of the business combination.

[SLIDE 36]

Turning now to slide 36. While G-Glass is technically an architectural building product, the real story, and the reason we are all here, is that G-Glass is an IT-driven smart product, with the demonstrated capability to deliver digital content in a new, exciting, and highly impactful manner, as previously discussed by Ho Joon, Gary, and Orhan.

[SLIDE 37]

For that reason, we view the most relevant comps to be Digital Media and Advertising followed by IT and Smart Products, where we believe GLAAM stacks up well on operational benchmarking, as we show on slide 37. The company’s projected compound rate of revenue growth between 2021 and 2024 is reflective of two things: an artificially low base year, temporarily depressed by the COVID impacts discussed by Ho Joon earlier,

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

followed by the roll-out of a well-established Korean product to the global marketplace post-closing. GLAAM’s projected gross margin of 58%, although slightly higher than the comp set, is supported by historical data and explained by the fact that there are no close substitutes for the patent-protected G-Glass, which provides the company with significant pricing power.

[SLIDE 38]

Moving to slide 38, we show valuation benchmarking against the same comp sets (Digital Media and Advertising and IT and Smart Products) based on the $309 million pro forma enterprise value for the transaction, which we believe is very attractive on both an absolute and a relative basis. As shown here at the top, GLAAM’s 2023 EBITDA multiple of 13.8x is on the higher end of the comp set, taking into account the superior near and medium-term growth prospects as the company undertakes a robust international expansion. Looking at 2024, GLAAM is actually valued at a discount to the comp set, notwithstanding the fact that it will still be in the 1st inning of global market penetration.

So overall, we see the initial valuation for GLAAM as being priced favorably to the comp set, with significant upside potential to the higher growth, higher margin marketplace comps, which as you can see, trade at much higher multiples.

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

[SLIDE 39]

Finally, we’ll end with the illustrative transaction summary. On the Sources side, the transaction will be funded with a combination of rollover equity from existing GLAAM shareholders, and $244 million estimated cash in trust (assuming no shareholder redemptions). On the Uses side, an estimated $200 million of net cash will go directly to GLAAM’s balance sheet. We are estimating $30 million for transaction fees and expenses, and the repayment of $14 million of existing debt.

[SLIDE 40]

So, to wrap things up, we are thrilled to enter into this business combination with GLAAM. When we look towards the future, we think that GLAAM has carefully built the right foundation in Korea over the last 15 years. However, Korea only represents 2% of the global economy, and we believe that now is the right time to transform GLAAM into a multi-billion dollar company over the next five years as we partner with it to aggressively tackle the remaining 98% of the global marketplace.

We love the fact that we are building upon a well-established and recognized company with a history of strong gross margins and demonstrated profitability in its home market, Korea. With Jaguar’s support and connectivity, we look forward to exposing this proven

Jaguar Global Growth Corporation I & GLAAM Business Combination Call Transcript – March 2, 2023 at 9:00 A.M. ET

product to the institutional marketplace in North America, Europe, the Middle East and Asia. We further believe that this public vehicle will accelerate our efforts to capture digital out-of-home media market share through a carefully balanced offering of large format digital urban wallscapes and multi-unit digital place-based networks.

And lastly, we believe that Ho Joon, Orhan and the rest of the team have the management expertise and vision to take GLAAM to the next level as a public company, with strong guidance and support from Jaguar, creating long-term value for shareholders.

This concludes our presentation. Thanks for your time and attention.

END